Exhibit 99.1

CONTACT:	Michal D. Cann — President & CEO Rick A. Shields — SVP & Chief Financial Officer 360.679.3121	corporate investor relations 5333 — 15 TH Avenue South, Suite 1500 Seattle, WA 98108 206.762.0993 www.stockvalues.com
NEWS RELEASE

WASHINGTON BANKING COMPANY FIRST QUARTER 2006 NET INCOME UP 25% AS LOAN GROWTH CONTINUES
OAK HARBOR, WA – April 25, 2006 – Washington Banking Company (Nasdaq: WBCO) today reported record net income for the first quarter of 2006, with solid loan growth marked by excellent credit quality. For the quarter ended March 31, 2006, net income increased 25% to $2.6 million, or $0.34 per diluted share, compared to $2.0 million, or $0.27 per diluted share in the first quarter last year. All per share data has been adjusted to reflect the 4-for-3 stock split issued May 17, 2005.
“We have built upon our success from last year and carried into 2006 by executing our basic banking strategy while continuing to take advantage of opportunities in the market,” stated Michal Cann, President and CEO. “Leveraging our reputation as a provider of premier customer service has helped us gather low-cost deposits and utilize those funds to grow a high-quality loan portfolio. In addition, the continued strength of our local economy contributed to another quarter of record profits.”
FINANCIAL HIGHLIGHTS
First quarter 2006 highlights, compared to the same period last year, include:
•	Net income increased 25% to a record $2.6 million.
•	Total loans were up 10%, with real estate and construction remaining strong.
•	Net interest margin expanded 39 basis points from a year ago to 5.59%; essentially flat on a sequential-quarter basis.
•	Total deposits grew 10%, with noninterest-bearing demand deposits increasing 17%.
•	Nonperforming assets decreased to 0.22% of total assets from 0.53%.
•	Return on average equity (ROE) improved to 17.68% from 16.38%.
•	Return on average assets (ROA) improved to 1.45% from 1.24%.
•	The efficiency ratio improved to 60.49% from 63.10%.
At March 31, 2006, total loans were $651.1 million, up 10% from $590.4 million a year ago. Commercial real estate and construction lending continue to drive the growth. Since the end of March 2005, commercial real estate loans have grown $42.8 million and real estate construction loans have grown $13.8 million, while single family mortgages increased $6.3 million, and direct consumer loans have grown $3.2 million. For the same one-year period, indirect consumer loans have decreased $4.2 million and commercial loans have decreased $1.1 million.
“Credit quality remains solid throughout the banking industry, and we are no exception,” stated Rick Shields, Senior Vice President and Chief Financial Officer. “While we recognize that nonperformers and net charge-offs may be unsustainably low, we are committed to building a portfolio that should perform at acceptable levels throughout the economic cycles.”
At end of March 2006, nonperforming loans (NPLs) declined to $1.6 million, or 0.25% of total loans, compared to $2.2 million and 0.34% of total loans at year-end 2005, and $2.7 million or 0.45% of total loans at the end of the first quarter last year. Other real estate owned was zero, as it was at year-end 2005, down from $924,000 at the end of March 2005. As a result, nonperforming assets were 0.22% of total assets at March 31, 2006, compared to 0.30% three months earlier and 0.53% of total assets at March 31, 2005.
Net charge-offs were $180,000 in the first quarter of 2006, down from $533,000 in the preceding quarter and $276,000 in the first quarter of 2005. The loan loss provision was $500,000 in the first quarter of 2006, bringing the reserve for loan losses to $9.1 million, or 1.40% of total loans.
“We are pleased with the condition of our loan portfolio, the robust loan activity, and growth in deposits,” Cann said. “Although time deposits remain an important component of our funding mix, the continued growth of low-cost deposits has helped improve profitability despite intense competition and a challenging interest rate environment.”
At the end of March 2006, total deposits were $646.0 million, up 10% from $587.5 million at the end of the first quarter last year. Low-cost deposits grew $26.6 million to $400.6 million, including $14.6 million in noninterest-bearing demand deposits. Time deposits increased by $31.9 million to $245.3 million over the end of March 2005.
(more)

WBCO — Record Profits in 1Q06
April 25, 2006

“Managing our cost of funds is a key component of our strategy and helped to keep our net interest margin fairly steady despite the consistent rise in interest rates over the last year,” Shields said. “Even excluding the $130,000 in interest recoveries in the first quarter, which added 8 basis points to the margin, we have been able to maintain a net interest margin between 5.20% and 5.60% for nearly two years. I expect that it will stay in that range for the remainder of 2006, although the margin may be lower than it is right now in the latter half of the year, as competition for both deposits and loans continues to increase.”
On a fully tax-equivalent basis, the net interest margin was 5.59% in the first quarter of 2006, compared to 5.60% in the preceding quarter and 5.20% in the 2005 first quarter.
“On the operational side, growth in noninterest income and noninterest expense has been fairly balanced over the last year,” Cann said. “We have grown annuity sales and SBA premiums, while the gain on sale of loans has remained relatively flat.” For the quarter ended March 31, 2006 noninterest income grew 14% to $1.9 million, versus $1.7 million in the first quarter of 2005. Interest income increased by $2.4 million, while interest expense grew by $1.0 million, as compared to the first quarter of 2005. As a result, net interest income was up 17% to $9.1 million in the first quarter of 2006, compared to $7.8 million a year ago. On a fully tax-equivalent basis, revenues increased by 16% to $11.0 million, versus $9.5 million in the first quarter last year.
In the first quarter of 2006, noninterest expense was $6.7 million, up 12% from $6.0 million in the first quarter last year. “With the solid revenue growth, we have been able to improve our efficiency ratio to 60.49%, which is 2.6% better than the first quarter last year,” Shields added. “Looking forward, we are continuing to invest in our branch network, with our fourth Bellingham branch slated to open this summer, and a new building for our Smokey Point office is expected to be ready around year-end.”
Return on average equity improved to 17.68% in the first quarter of 2006, compared to 16.38% a year ago. Return on average assets increased to 1.45%, from 1.24% in the first quarter of 2005.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today, April 25, at 11:00 am PDT (2:00 pm EDT) to discuss first quarter results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2130, or to listen to the call, either live or archived, from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for a month at (303) 590-3000, using access code 11056986#.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company’s expansion efforts. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

(more)

WBCO — Record Profits in 1Q06
April 25, 2006

CONSOLIDATED BALANCE SHEETS (unaudited) ($ in thousands, except per share data)	March 31, 2006	December 31, 2005	Three Month Change	March 31, 2005	One Year Change
Assets
Cash and Due from Banks	$22,433	$19,949	12%	$20,855	8%
Interest-Bearing Deposits with Banks	692	983	-30%	736	-6%
Fed Funds Sold	8,530	21,095	-60%	1,005	749%

Total Cash and Cash Equivalents	31,655	42,027	-25%	22,596	40%
Investment Securities Available for Sale	19,013	19,077	0%	19,059	0%
FHLB Stock	1,984	1,984	0%	1,984	0%
Loans Held for Sale	1,356	2,829	-52%	5,684	-76%
Loans Receivable	651,134	630,258	3%	590,431	10%
Less: Allowance for Loan Losses	(9,130)	(8,810)	4%	(8,052)	13%

Loans, Net	642,004	621,448	3%	582,379	10%
Premises and Equipment, Net	20,591	20,514	0%	20,987	-2%
Bank Owned Life Insurance	10,646	10,558	1%	10,302	3%
Other Real Estate Owned	—	—	0%	924	-100%
Other Assets	8,372	7,539	11%	8,201	2%

Total Assets	$735,621	$725,976	1%	$672,116	9%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$100,537	$105,365	-5%	$85,891	17%
NOW Accounts	154,170	143,042	8%	135,875	13%
Money Market	89,086	84,537	5%	95,124	-6%
Savings	56,840	59,635	-5%	57,160	-1%
Time Deposits	245,373	244,910	0%	213,489	15%

Total Deposits	646,006	637,489	1%	587,539	10%

FHLB Overnight Borrowings	—	—	0%	9,000	-100%
Other Borrowed Funds	10,000	10,000	0%	5,000	100%
Junior Subordinated Debentures	15,007	15,007	0%	15,007	0%
Other Liabilities	4,559	5,631	-19%	4,395	4%

Total Liabilities	675,572	668,127	1%	620,941	9%

Shareholders’ Equity:
Common Stock (no par value) Authorized 11,822,706 Shares:
Issued and Outstanding 7,409,115 at 3/31/06, 7,382,210 at 12/31/05, 7,290,824 at 3/31/05 (1)	32,662	32,492	1%	31,586	3%
Retained Earnings	27,879	25,789	8%	19,576	42%
Unearned Compensation	(411)	(386)	6%	—	-100%
Other Comprehensive Income	(81)	(46)	76%	13	-723%

Total Shareholders’ Equity	60,049	57,849	4%	51,175	17%

Total Liabilities and Shareholders’ Equity	$735,621	$725,976	1%	$672,116	9%

(1) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.
(more)

WBCO — Record Profits in 1Q06
April 25, 2006

	Quarter Ended	Quarter Ended	Quarter Ended	One
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	March 31,	December 31,	March 31,	Year
($ in thousands, except per share data)	2006	2005	2005	Change
Interest Income
Loans	$12,407	$12,192	$10,094	23%
Taxable Investment Securities	103	98	88	17%
Tax Exempt Securities	80	73	80	0%
Other	59	209	31	90%

Total Interest Income	12,649	12,572	10,293	23%

Interest Expense
Deposits	3,095	2,891	2,107	47%
Other Borrowings	150	95	169	-11%
Junior Subordinated Debentures	309	296	237	30%

Total Interest Expense	3,554	3,282	2,513	41%

Net Interest Income	9,095	9,290	7,780	17%

Provision for Loan Losses	500	750	425	18%

Net Interest Income after Provision for Loan Losses	8,595	8,540	7,355	17%

Noninterest Income
Service Charges and Fees	817	844	699	17%
Income from the Sale of Loans	182	109	172	6%
Other Income	884	812	780	13%

Total Noninterest Income	1,883	1,765	1,651	14%

Noninterest Expense
Compensation and Employee Benefits	4,276	4,067	3,431	25%
Occupancy and Equipment	860	846	789	9%
Office Supplies and Printing	181	156	185	-2%
Data Processing	82	99	118	-31%
Consulting and Professional Fees	119	220	266	-55%
Other	1,165	1,355	1,198	-3%

Total Noninterest Expense	6,683	6,743	5,987	12%

Income Before Income Taxes	3,796	3,562	3,019	26%
Provision for Income Taxes	1,244	1,165	976	27%

Net Income	$2,552	$2,397	$2,043	25%

Earnings per Common Share (1)
Basic

Net Income per share, basic	$0.35	$0.33	$0.28	24%

Diluted
Net Income per share, diluted	$0.34	$0.32	$0.27	25%

Average Number of Common Shares Outstanding (1)	7,362,843	7,306,827	7,249,213
Fully Diluted Average Common and Common Equivalent Shares Outstanding (1)	7,578,177	7,564,667	7,521,261
(1) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.
(more)

WBCO — Record Profits in 1Q06
April 25, 2006

	Quarter Ended	Quarter Ended	Quarter Ended
FINANCIAL STATISTICS (unaudited)	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2006	2005	2005
Revenues(1)(2)	$11,048	$11,120	$9,488

Averages
Total Assets	$712,053	$710,596	$659,647
Loans and Loans Held for Sale	$639,742	$622,434	$585,952
Interest Earning Assets	$665,351	$663,183	$610,170
Deposits	$619,844	$624,154	$569,105
Shareholders’ Equity	$58,543	$56,246	$49,891

Financial Ratios
Return on Average Assets, Annualized	1.45%	1.34%	1.24%
Return on Average Equity, Annualized	17.68%	16.91%	16.38%
Average Equity to Average Assets	8.22%	7.92%	7.56%
Efficiency Ratio (2)	60.49%	60.64%	63.10%
Yield on Earning Assets (2)	7.75%	7.56%	6.88%
Cost of Interest Bearing Liabilities	2.62%	2.39%	1.96%
Net Interest Spread	5.13%	5.17%	4.92%
Net Interest Margin (2)	5.59%	5.60%	5.20%

	March 31,	December 31,	March 31,
	2006	2005	2005
Period End
Book Value Per Share (3)	$8.10	$7.44	$7.02

(1) Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
(3) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.
(more)

WBCO — Record Profits in 1Q06
April 25, 2006

	Quarter Ended	Quarter Ended	Quarter Ended
ASSET QUALITY (unaudited)	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2006	2005	2005
Allowance for Loan Losses Activity:
Balance at Beginning of Period	$8,810	$8,593	$7,903
Indirect Loans:
Charge-offs	(231)	(389)	(318)
Recoveries	131	68	82

Indirect Net Charge-offs	(100)	(321)	(236)
Other Loans:
Charge-offs	(324)	(406)	(265)
Recoveries	244	194	225

Other Net Charge-offs	(80)	(212)	(40)
Total Net Charge-offs	(180)	(533)	(276)
Provision for Loan Losses	500	750	425

Balance at End of Period	$9,130	$8,810	$8,052

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs to Avg Indirect Loans, Annualized (1)	0.43%	1.40%	0.96%
Other Loans Net Charge-Offs to Avg Other Loans, Annualized (1)	0.06%	0.16%	0.03%
Net Charge-offs to Average Total Loans, Annualized (1)	0.11%	0.34%	0.19%

	March 31,	December 31,	March 31,
Nonperforming Assets	2006	2005	2005

Nonperforming Loans (2)	$1,599	$2,159	$2,655
Other Real Estate Owned	—	—	924

Total Nonperforming Assets	$1,599	$2,159	$3,579

Nonperforming Loans to Loans	0.25%	0.34%	0.45%
Nonperforming Assets to Assets	0.22%	0.30%	0.53%
Allowance for Loan Losses to Nonperforming Loans	570.98%	408.06%	303.28%
Allowance for Loan Losses to Nonperforming Assets	570.98%	408.06%	224.98%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.36%

Loan Composition
Commercial	$80,667	$79,341	$81,741
Real Estate Mortgages
One-to-Four Family Residential	50,095	45,278	43,825
Commercial	223,979	218,260	181,190
Real Estate Construction	120,600	113,661	106,789
Consumer
Indirect	93,900	91,251	98,059
Direct	81,712	82,425	78,476
Deferred Fees	181	42	351

Total Loans	$651,134	$630,258	$590,431

(1) Excludes loans held for sale.
(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
-0-
     NOTE: Transmitted on Business Wire at 3:30 a.m. PDT, April 25, 2006.